ASSIGNMENT AND ASSUMPTION OF

TRADE CONTRACT AGREEMENT AND CONSENT

This Assignment and Assumption of Trade Contract Agreement and Consent (this "Assignment") is entered into as of the 18th day of ~~March,~~ April 2008, by and between Flynn's Floor Covering, Inc., an Arizona corporation ("Assignor") and Floor Art, L.L.C., an Arizona limited liability company, having an address at 2152 East Cedar Street, Tempe, Arizona 85281 ("Assignee").

RECITALS

A. Assignor is the current "Trade Contractor" under that certain Trade Contract Agreement dated November 29, 2007, by and between Mark Hancock Development Corporation as "Contractor" and Assignor, including all amendments, modifications, supplements, general conditions, change orders and addenda thereto, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference (the "Contract"); and

B. Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to assume from Assignor, all of Assignor's right, title and interest in and to the Contract upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment and Assumption. Assignor hereby assigns, transfer and conveys and Assignee hereby accepts, assumes, shall be bound by and agrees to all of the covenants, agreements, promises, obligations, terms, conditions and provisions contained in the Contract to be observed, kept, performed or complied with by Assignee after the date of this Assignment, the same as if Assignee were a party to the Contract and had originally executed the Contract as the Trade Contractor thereunder.

2. Indemnity. Assignee hereby agrees to hold Assignor harmless from any claim, demand, or cause of action which may be asserted against Assignor by any person arising from or relating to the Contract which is alleged to have occurred on or subsequent to the date of this Assignment. Assignor hereby agrees to indemnify and hold Assignee harmless for, from and against any liability, claim, demand, or cause of action which may be asserted against Assignee by any person arising from or relating to the Contract which is alleged to have occurred on or prior to the date of this Assignment.

3. Conditions to Contractor's Consent.

a) No Modification. This Assignment shall not be construed in any way as modifying, waiving or affecting any of the terms, covenants, conditions or agreements contained in the Contract. The consent of Contractor to this Assignment shall not in any way be construed to relieve Assignee of its obligation to obtain the express written consent of Contractor, in advance, to any other or further assignment.

b) No Release. By signing below, Assignor hereby acknowledges, covenants and agrees that this Assignment and the Contractor's Consent to this Assignment does not release Assignor from Assignor's duties, liabilities or obligations under the Contract. Assignor and Assignee hereby jointly and severally acknowledge and agree that the Contract is a valid and binding agreement enforceable in accordance with its terms and that this Assignment shall not modify or detract from any of the terms or provisions of such agreement except as herein expressly set forth.

c) Insurance. Upon execution of this Assignment, Assignee shall provide Contractor with all insurance certificates required from the "Trade Contractor" under the Contract, and in such form as provided in the Contract.

4. Miscellaneous.

a) Performance. Assignor represents and warrants (i) that it has fully performed all of the obligations, liabilities and duties on the part of the Trade Contractor to be performed under the Contract as of the date hereof and that no default by Assignor exists thereunder; (ii) that no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by Assignor thereunder; (iii) no default by Contractor exists nor has Contractor committed any act or failed to commit any act which, with notice or lapse of time or both, would constitute a default by Contractor under the Contract; and (iv) that it has no defense, set-off, basis for withholding performance, claims or counter-claims against Contractor. Assignor and Assignee have examined the copy of the Contract attached hereto as Exhibit "A", and hereby affirm that the Contract, as attached, is unmodified and remains in full force and effect.

b) Authority. Assignor and Assignee each hereby represent and warrant to each other and Contractor that (i) they and each of them possess the requisite corporate power and all authority necessary to enter into this Assignment and/or perform the duties and obligations imposed hereby and under the Contract, and (ii) this Assignment is valid, binding and enforceable in accordance with its terms against each of them.

c) Construction. This Assignment has been negotiated by and between Assignor and Assignee in arms-length negotiations, and both parties are responsible for its drafting. Both parties have reviewed this Assignment with appropriate counsel, or have waived their right to do so, and the parties hereby mutually and irrevocably agree that this Assignment shall be construed neither for nor against either party, but in accordance with the plain language and intent hereof. Headings are used herein for convenience only, and shall play no part in the construction of any provision of this Assignment.

d) Successors and Assigns. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

e) Integration and Amendment. This Assignment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior oral or written agreements between the parties with respect to the subject matter hereof. No modification or amendment hereto shall be valid or binding upon either party unless such amendment or modification is in writing and duly executed by the parties.

f) Counterpart Execution. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the 18th day of ~~March~~ April, 2008.

ASSIGNOR:

Flynn's Floor Covering, Inc, an Arizona corporation

By: Michael K. Flynn
Name: Michael Flynn
Title: Pres

ASSIGNEE:

Floor Art, L.L.C., an Arizona limited liability company

By: [signature]
Name: Dave Barr
Title: Director

CONTRACTOR'S CONSENT

Mark Hancock Development Corporation hereby consents to the foregoing Assignment subject to all the terms and conditions thereof, provided that such consent shall not be deemed or construed to be a consent to any other or further assignment and provided further that such consent shall not release Assignor from its duties, liabilities and obligations under the Contract.

Mark Hancock Development Corporation

By ______________________

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